UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2013

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership

As previously disclosed, on January 28, 2013, School Specialty, Inc. (the “Company” or “SSI”) and certain of its subsidiaries (collectively with SSI, the “Debtors”) filed voluntary petitions (Case No. 13-10125) (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

On May 23, 2013, the Debtors filed the Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”) with the Bankruptcy Court. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan. The Plan deems the Debtors to be substantively consolidated for Plan purposes.

At a hearing held on May 23, 2013, the Bankruptcy Court confirmed the Plan, ruling that the Debtors had satisfied all requirements to confirm the Plan. Accordingly, on May 23, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. A copy of the Confirmation Order is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Bankruptcy Court’s confirmation sets the stage for the Debtors to emerge from bankruptcy as a going concern at the time the Plan becomes effective, which is expected to occur on or about June 7, 2013. The following is a summary of the material terms of the Plan. This summary highlights only certain provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to (i) the full text of the Plan, which (other than certain Plan supplements) is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference and (ii) the full text of the Confirmation Order, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

A. Summary of the Plan

The Plan is built around the following key elements, which are qualified in their entirety by reference to the full text of the Plan.

The Plan contemplates that, unless otherwise provided, (i) all ABL DIP Financing Claims, (ii) all prepetition secured claims, (iii) all Administrative Claims, inclusive of Claims against any of the Debtors arising under section 503(b)(9) of the Bankruptcy Code; and (iv) all priority claims will be paid in full in Cash on or as soon as practicable after the Effective Date. In addition, unless otherwise provided, the Plan provides for the treatment of Allowed Claims against, and Equity Interests in, the Debtors as follows:

•

The Ad Hoc DIP Lenders will receive (i) Cash in an approximate amount of $98.3 million, which amount is subject to change based on assumptions and factors identified in the Plan, and (ii) sixty-five percent (65%) of the New SSI Common Stock based on the assumption that the Debtors will close on an exit term loan facility of $145 million;

•	Each holder of an Allowed General Unsecured Claim will receive a deferred Cash payment equal to twenty percent (20%) of such Allowed Claim, plus interest, on the terms described in the Plan.

•

Each holder of an Allowed Trade Unsecured Claim, that is, the holder of an unsecured claim of any entity arising from such entity’s provision of goods and/or services to the Debtors in the ordinary course of its prepetition trade relationship with the Debtors, with whom the Reorganized Debtors continue to do business after the Effective Date, will receive a deferred Cash payment equal to twenty percent (20%) of such Allowed Claim, plus interest, on the terms described in the Plan. Such holders may increase their percentage recoveries to forty-five percent (45%), plus interest, pursuant to the Trade Election described in the Plan.

•

Each holder of an Allowed Noteholder Unsecured Claim, that is, a holder of the Company’s 3.75% Convertible Subordinated Notes due 2026, will receive its Pro Rata share of thirty-five percent (35%) of the New SSI Common Stock.

•

Each holder of a Convenience Class Claim, that is, any Allowed General Unsecured Claim or Allowed Trade Unsecured Claim of three thousand dollars ($3,000) or less, or any holder of a General Unsecured Claim or Trade Unsecured Claim in excess of three thousand dollars ($3,000) that agrees to voluntarily reduce the amount of its Allowed Claim to three thousand dollars ($3,000) pursuant to the Convenience Election described in the Plan, will receive a Cash payment equal to twenty percent (20%) of such Allowed Claim on or as soon as practicable after the Effective Date.

•	Holders of Equity Interests in SSI, including claims arising out of or with respect to such stock interests, will not receive any distribution under the Plan.

B. Exit Facilities

On or before the Effective Date, the Debtors intend to close on Exit Facilities which shall, among other things, be used to (i) pay in Cash the DIP Financing Claims, to the extent provided for in the Plan, (ii) make required Distributions under the Plan, (iii) satisfy certain Plan-related expenses, and (iv) fund the Reorganized Debtors’ working capital needs.

C. Equity Interests

As of the date hereof, there are 19,178,949 shares of Company common stock outstanding, all of which are expected to be cancelled and extinguished on the Effective Date.

Article V.H.2 of the Plan provides that on the Effective Date, Reorganized SSI shall issue for distribution the New SSI Common Stock pursuant to the terms of the Plan and the Plan Supplement Documents, subject to dilution pursuant to the Management Incentive Plan. The Company anticipates that approximately one million shares of New SSI Common Stock will be issued on or about the Effective Date pursuant to the Plan, such that a total of approximately one million shares of New SSI Common Stock would be outstanding immediately following the Effective Date, subject to dilution pursuant to the Management Incentive Plan.

On the Effective Date, Equity Interests in the Subsidiaries shall be deemed cancelled and extinguished and shall be of no further force and effect, whether surrendered for cancelation or otherwise. On the Effective Date, each Reorganized Subsidiary shall be deemed to issue and distribute the New Subsidiary Equity Interests. The ownership and terms of the New Subsidiary Equity Interests in the Reorganized Subsidiaries shall be the same as the ownership and terms of the Equity Interests in the Subsidiaries immediately prior to the Effective Date, unless otherwise provided in the Plan Supplement.

D. Reincorporation in Delaware; Amendments to Articles of Incorporation

On the Effective Date, the Company will be reincorporated as a Delaware corporation. On or prior to the Effective Date, the Company will cause a new wholly-owned subsidiary to be formed in Delaware. On the Effective Date, the Company will enter into a plan of merger with such Delaware subsidiary, providing for the Company to merge with and into such Delaware subsidiary on the Effective Date, so that the Company’s separate corporate existence as a Wisconsin corporation will cease and the Delaware subsidiary will be the surviving corporation. The certificate of incorporation of Reorganized SSI shall be amended to (i) authorize the issuance of the New SSI Common Stock, and (ii) prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code. Reorganized SSI is authorized to issue or cause to be issued the New SSI Common Stock for distribution in accordance with the terms of this Plan and the amended certificate of incorporation without the need for any further corporate or shareholder action. Additionally, the charter documents and bylaws (or other formation documents relating to limited liability companies, limited partnerships, or other forms of Entity) of each Reorganized Subsidiary shall be amended in a form as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code, including to prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code. The certificate of incorporation and bylaws (or other formation documents relating to limited liability companies, limited partnerships, or other forms of Entity) of each Reorganized Subsidiary shall be amended to to prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.

E. Appointment of Senior Executive Officers and Directors

Pursuant to Article V.H.4 of the Plan, on the Effective Date, the terms of the current directors, managers of the boards of directors or board of managers of the Debtors, as the case may be, shall expire and such directors and managers shall be deemed removed from such boards (without the need for any further action on the part of, or notice to, any Person). The initial board of directors of Reorganized SSI and the Reorganized Subsidiaries shall initially be comprised of five (5) members, constituted as follows: (a) one (1) director shall be the Company’s Chief Executive Officer, Michael P. Lavelle; (b) three (3) directors shall be designated by the three largest Ad Hoc DIP Lenders (as determined based on outstanding principal amount of the Ad Hoc DIP Loans on the Record Date), and who shall include Madhu Satyanarayana, Justin Lu and a director still subject to selection; and (c) one (1) director, who is anticipated to be independent, shall be designated collectively by all other Ad Hoc DIP Lenders.

On the Effective Date, the officers of each of the Reorganized Debtors shall be appointed in accordance with the New Organizational Documents and other constituent documents of each Reorganized Debtor. The Company anticipates that the current officers of the Company will remain in the same roles following the Effective Date.

F. Restructuring

Article V.H.6 of the Plan provides that on the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may simplify and rationalize their corporate structure by eliminating certain entities that are deemed no longer essential to the Reorganized Debtors. The Company anticipates that it will reincorporate from Wisconsin to Delaware on the Effective Date.

G. Management Incentive Plan

Pursuant to Article V.H.9 of the Plan, following the Effective Date, the terms of a Management Incentive Plan shall be determined by the New Board. Pursuant to the Management Incentive Plan, Reorganized SSI may grant participating employees, officers and directors New SSI Common Stock and/or options to acquire shares of New SSI Common Stock, and/or to provide such participating employees, officers and directors with such other consideration, including cash bonuses.

H. Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference from the Company’s quarterly reports on Form 10-Q for the fiscal quarter ended January 26, 2013, filed with the Commission on March 7, 2013.

The Company’s informational filings with the Bankruptcy Court are available to the public at the office of the clerk of the Bankruptcy Court.

Item 7.01	Regulation FD Disclosure

On May 23, 2013, the Company issued a press release (the “Press Release”) announcing the confirmation of the Plan. A copy of the Company’s Press Release is furnished with this Form 8-K and attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code

99.2	Final Order Approving the Disclosure Statement and Findings of Fact, Conclusions of Law, and Order Under Section 1129 of the Bankruptcy Code and Bankruptcy Rule 3020 Confirming the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

99.3	Press Release dated May 23, 2013

Cautionary Note Regarding Forward-Looking Statements

Any statements made in this Current Report about future results of operations, expectations, plans, or prospects constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K and other periodic reports filed with the SEC, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: May 30, 2013	By:	/s/ David Vander Ploeg
David Vander Ploeg
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code

99.2	Final Order Approving the Disclosure Statement and Findings of Fact, Conclusions of Law, and Order Under Section 1129 of the Bankruptcy Code and Bankruptcy Rule 3020 Confirming the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

99.3	Press Release dated May 23, 2013

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